Exhibit 10.9

CONFIDENTIAL

10% COINSURANCE EXCESS TRUST AGREEMENT

Dated as of March 29, 2010

among

PRIME REINSURANCE COMPANY, INC.

as Grantor,

PRIMERICA LIFE INSURANCE COMPANY

as Beneficiary

and

THE BANK OF NEW YORK MELLON

as Trustee

i

10% EXCESS TRUST AGREEMENT

This 10% COINSURANCE EXCESS TRUST AGREEMENT (together with any and all exhibits, this “Agreement”) dated March 29, 2010, made by and among Prime Reinsurance Company, Inc., a Vermont special purpose financial captive insurance company (the “Grantor”), Primerica Life Insurance Company, a Massachusetts-domiciled stock life insurance company (the “Beneficiary”), and The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York, as trustee (in such capacity, the “Trustee”) (the Grantor, the Beneficiary and the Trustee are hereinafter each sometimes referred to individually as a “Party” and collectively as the “Parties”).

The Parties hereto agree as follows:

1.	Deposit of Assets to the Trust Account.

(a)	The Grantor has established account number 390221 in the name of “PRIME RE CO - PRIMERICA 10% EXCESS” with the Trustee (such account, the “Trust Account”) and the Trustee shall administer the Trust Account in its name as Trustee for the sole use and benefit of the Beneficiary.

(b)	The Grantor shall transfer to the Trustee, for deposit to the Trust Account, or request the Beneficiary to transfer directly to the Trustee on the Grantor’s behalf, such assets as it may from time to time desire (all such assets actually received in the Trust Account are herein referred to individually as an “Asset” and collectively as the “Assets”). The Assets shall consist only of Eligible Securities (as hereinafter defined).

(c)	The Grantor hereby represents and warrants that title to any Assets transferred by the Grantor to the Trustee for deposit to the Trust Account will be recorded in the name of the Trustee, and any such Assets will be in such form that the Beneficiary whenever necessary may, and the Trustee upon direction by the Beneficiary will, negotiate any such Assets without consent or signature from the Grantor or any person in accordance with the terms of this Agreement. Any out-of-pocket costs of transfer of title between the Grantor and the Trustee shall be borne by the Grantor.

2.	Withdrawal of Assets from the Trust Account.

(a)	Without notice to or the consent of the Grantor, the Beneficiary shall have the right, at any time and from time to time, to withdraw from the Trust Account, upon providing written notice to the Trustee (the “Beneficiary Withdrawal Notice”), such Assets as are specified in such Beneficiary Withdrawal Notice. The Beneficiary need present no statement or document in addition to a Beneficiary Withdrawal Notice in order to withdraw any Assets. The Beneficiary Withdrawal Notice shall be substantially in the form attached as Exhibit A.

(b)	Upon receipt of a Beneficiary Withdrawal Notice, the Trustee shall immediately take any and all steps necessary to transfer absolutely and unequivocably all right, title and interest in the Assets specified in such Beneficiary Withdrawal Notice, and shall deliver physical custody of such Assets to or for the account of the Beneficiary as specified in such Beneficiary Withdrawal Notice.

(c)	With the prior written permission of the Beneficiary, the Grantor may withdraw from the Trust Account, upon providing written notice to the Trustee (the “Grantor Withdrawal Notice”), such Assets as are specified in such Grantor Withdrawal Notice. Such withdrawals shall be delivered to the Grantor. The form of the Grantor Withdrawal Notice shall be substantially in the form attached as Exhibit B.

(d)	Upon receipt of a Grantor Withdrawal Notice, the Trustee shall immediately take any and all steps necessary to transfer all right, title and interest in the Assets specified in such Grantor Withdrawal Notice, and shall deliver such Assets to or for the account of the Grantor as specified in such Grantor Withdrawal Notice.

(e)	Except as provided in Section 2 and Section 3 of this Agreement, in the absence of a Beneficiary Withdrawal Notice or Grantor Withdrawal Notice, the Trustee shall allow no substitution or withdrawal of any Asset from the Trust Account by the Grantor.

3.	Redemption, Investment and Substitution of Assets.

(a)	The Trustee shall surrender for payment all maturing Assets and all Assets called for redemption and deposit the principal amount of the proceeds of any such payment to the Trust Account.

(b)	Grantor and Beneficiary agree that Conning Asset Management Company will be the investment manager (“Investment Manager”) for all Assets which may be held in the Trust Account. The Investment Manager is the agent of, and is acting on behalf of, the Grantor. The Grantor shall be solely responsible for all fees charged by and all other obligations to the Investment Manager in connection with the Trust Account.

(c)	From time to time, upon the written order and direction of the Investment Manager, the Trustee shall invest Assets as specified by the Investment Manager, who shall limit all investments to the categories of securities set forth in the definition of “Eligible Securities” in Section 12 of this Agreement. Any instruction or order concerning the investment of securities shall be referred to herein as an “Investment Order.” The Trustee shall execute Investment Orders and settle securities transactions by itself or by means of an agent or broker. The Trustee shall not be responsible for any act or omission, or for the solvency, of any such agent or broker.

(d)	The Investment Manager is hereby authorized to issue Investment Orders and direct the Trustee to invest the Assets in the Trust Account without obtaining the consent of the Beneficiary prior to each investment; provided, however, all such investments are limited to Eligible Securities.

(e)	From time to time, subject to the other provisions of this Agreement including the requirement that title to Assets shall be recorded in the name of the Trustee, the Trustee is authorized to accept substitutions from the Grantor or the Investment Manager of any Eligible Securities in the Trust Account for other Eligible Securities pursuant to a written notice (which shall also certify that such substitutions are Eligible Securities) (the “Substitution Notice”) provided that either the Grantor or the Investment Manager certifies to the Trustee that the aggregate Fair Value of the Assets to be deposited or credited to the Trust Account pursuant to such substitution or exchange is at least equal to the aggregate Fair Value of the Assets being removed from the Trust Account.

(f)	The Grantor hereby covenants that all investments and substitutions of securities requested by it or by the Investment Manager in accordance with this Section 3 shall be in compliance with the relevant provisions set forth in the definition of “Eligible Securities” in Section 12 of this Agreement.

(g)	When the Trustee is directed to deliver Assets against payment, delivery will be made in accordance with generally accepted market practice.

(h)	Any loss incurred from any investment pursuant to the terms of this Section 3 shall be borne exclusively by the Trust Account.

(i)	(i) For purposes of determining the fair market value of any Assets in the Trust Account pursuant to this Agreement, the parties hereby agree (without any liability being incurred on the part of the Trustee for any incorrect fair valuation of Assets, howsoever caused) to use prices published by a nationally recognized pricing service for Assets for which such prices are available and for Assets for which such prices are not available, to obtain at the expense of the Grantor and pursuant to its written recommendation, a major independent securities valuation firm to appraise the value of such Assets, which may use methodologies consistent with those which the Grantor uses for determining the fair market value of assets held in the Grantor’s general account (other than the Assets) in the ordinary course of business (the “Fair Value”). If the Beneficiary shall dispute the Fair Value of any Asset, and the parties are unable to resolve such dispute within fourteen (14) days, the value of such Asset shall be determined by an independent appraisal firm which is mutually acceptable to the Grantor and the Beneficiary, and the parties shall be bound by such valuation. The Trustee shall not be a party to any dispute between the Grantor and the Beneficiary relating to the valuation of Assets.

4.

Transfer of Income. All payments of interest and dividends (hereinafter referred to as “Income”) in respect to Assets in the Trust Account shall be the property of the Grantor. To the extent that the Trustee shall collect and receive Income from the Trust Account, it shall pay over the amount of such Income upon the written direction of the Grantor, and may deposit such

Income in a separate account established in the Grantor’s individual name and capacity; provided, however, that the Trustee shall have no duties or obligations as Trustee with respect to the payment of Income by the issuer of the Assets or the deposit of such Income as provided herein. Any Income automatically posted and credited on the payment date to the Income Account which is not subsequently received by the Trustee shall be reimbursed by the Grantor to the Trustee and the Trustee may debit the Income Account for this purpose. Income shall be paid to the Grantor or credited to an account of the Grantor in accordance with written instructions provided from time to time by the Grantor to the Trustee.

5.	Right to Vote Assets. The Trustee shall forward all annual and interim stockholder reports and all proxies and proxy materials relating to the Assets in the Trust Account to the Grantor. Subject to other provisions of this Agreement and the requirement that title to Assets be recorded in the name of the Trustee, the Grantor shall have the full and unqualified right to vote any Assets in the Trust Account. Whenever there are voluntary rights that may be exercised or alternate courses of action that may be taken by reason of the Grantor’s ownership of Eligible Securities, the Grantor shall be responsible for making any decisions relating thereto and for directing the Trustee to act. The Trustee shall notify the Grantor of rights or discretionary actions with respect to Eligible Securities as promptly as practicable under the circumstances, provided that the Trustee has actually received notice of such right or discretionary corporate action from the relevant depository, etc. Absent actual receipt of such applicable third-party notice, the Trustee shall have no liability for failing to so notify the Grantor of any rights or discretionary corporate actions with respect to Eligible Securities. Absent the Trustee’s timely receipt of instructions from the Grantor, the Trustee shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Eligible Securities.

6.	Additional Rights and Duties of the Trustee.

(a)	The Trustee shall notify the Grantor and the Beneficiary in writing within five (5) days following each deposit to, or withdrawal from, the Trust Account; provided, however, the Trustee shall notify the Grantor and the Beneficiary in writing within three (3) business days following (i) each withdrawal from the Trust Account that totals an amount equal to or in excess of $20,000,000 or (ii) any number of withdrawals that results in an amount equal to or in excess of $20,000,000 if such withdrawals occur within a two day period of each other. The Trustee will be deemed to have delivered such notice of deposit, withdrawal and receipt of Grantor Withdrawal Notice or Beneficiary Withdrawal Notice, as applicable, if each such notice is available on one or more of the Trustee’s systems for the delivery of electronic media to which system(s) Grantor and Beneficiary have access.

(b)

The Trustee shall not accept any Assets (other than cash) for deposit into the Trust Account unless the Trustee determines that it is or will be the registered owner of and holder of legal title to the Assets or that such Assets are in such form that the Trustee may, if applicable to such asset class, negotiate any such Assets, without consent or signature from the Grantor or any other person or entity. Any Assets received by the Trustee which, if applicable to such asset class, are not in such proper negotiable form or for which title has not been transferred to the Trustee shall not be accepted by the Trustee and shall be returned to the Grantor as unacceptable.

(c)	The Trustee shall have no responsibility whatsoever to determine that any Assets (other than cash) in the Trust Account are or continue to be Eligible Securities.

(d)	All Assets shall be held in a safe place by the Trustee at the Trustee’s office in the United States, except that the Trustee may deposit any Assets in the Trust Account in a book entry account maintained at the Federal Reserve Bank of New York or in depositories such as the Depository Trust Company and the Participants Trust Company. Assets may be held in the name of a nominee maintained by the Trustee or by any such depository.

(e)	The Trustee shall accept and open all mail directed to the Grantor or the Beneficiary in care of the Trustee and shall forward such mail to the party to whom it is directed.

(f)	The Trustee shall furnish to the Grantor and the Beneficiary a statement of all Assets in the Trust Account at the inception of the Trust Account and at the end of each calendar month.

(g)	Upon the request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, during the Trustee’s normal business hours, any books, documents, papers and records relating to the Trust Account or the Assets.

(h)	Unless otherwise provided in this Agreement, the Trustee is authorized to follow and rely upon all instructions given by officers and by attorneys in fact acting under written authority furnished to the Trustee by the Grantor or the Beneficiary, including, without limitation, instructions given by letter, facsimile transmission, telegram, teletype, cablegram or electronic media, if the Trustee believes such instructions to be genuine and to have been signed, sent or presented by the proper party or parties. The Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith on such instructions. The Trustee shall not incur any liability in executing instructions (i) from any attorney in fact or Investment Manager prior to receipt by it of notice of the revocation of the written authority of the attorney in fact or Investment Manager, or (ii) from any officer of the Grantor or the Beneficiary.

(i)	The duties and obligations of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee shall not be liable except for its own negligence, willful misconduct or lack of good faith, and in no event shall the Trustee be liable for special, punitive, or consequential losses or damages arising in connection with this Agreement.

(j)	No provision of this Agreement shall require the Trustee to take any action which, in the Trustee’s reasonable judgment, would result in any violation of this Agreement or any provision of law. If any third party asserts a lien against any of the Assets, the Trustee shall, upon becoming aware of such assertion, promptly notify both the Grantor and the Beneficiary of such claim.

(k)	The Trustee shall not be responsible for the existence, genuineness or value of any of the Assets or for the validity, perfection, priority or enforceability of the liens in any of the Assets, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, for the validity of title to the Assets, for insuring the Assets or for the payment of taxes, charges, assessments or liens upon the Assets.

(l)	The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Trustee such as to any act or provision of any present or future law or regulation or governmental authority, terrorism, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex.

(m)	The Trustee is not required to make advances of cash, securities or any other property on behalf of the Trust Account, or permit overdrafts in the Trust Account in connection with the acquisition or disposition of Assets in the Trust Account.

(n)	At any time in connection with the performance of its services under this Agreement, the Trustee may consult with counsel selected by it who may be counsel for Grantor or Beneficiary. The opinion of said counsel will be full and complete authority and protection for the Trustee with respect to any action taken, suffered or omitted by it in good faith and in accordance with the opinion of said counsel other than with respect to the withdrawal of Assets by Beneficiary.

7.	The Trustee’s Compensation, Expenses, etc.

(a)	The Grantor shall pay the Trustee, as compensation for its services under this Agreement, a fee which shall be mutually agreed upon in writing by the Trustee and Grantor, which shall be updated no more frequently than annually. The Grantor shall pay or reimburse the Trustee for all of the Trustee’s appropriate expenses and disbursements in connection with its duties under this Agreement (including any reasonable attorney’s fees and expenses), except any such expense or disbursement as may arise from the Trustee’s negligence, willful misconduct, or lack of good faith. The Trustee shall notify the Grantor of all expenses and disbursements on a quarterly basis (“Trustee Invoice”). The Trustee Invoice shall state the nature and amount of such expenses and disbursements and such other information as the Grantor may reasonably request to make such payment to the Trustee. The Grantor shall pay such expenses and disbursements within a reasonable period of time after its receipt and review of such Trustee Invoice, unless the Trustee and Grantor agree otherwise in writing.

(b)	The Trustee may not invade the Trust Account Assets for the purpose of paying compensation to or reimbursing expenses of the Trustee, but the Trustee shall be entitled to deduct its compensation and expenses, which have been billed to the Grantor but have not been paid by the Grantor to the Trustee in accordance with Section 7(a) hereof, from payments of Income in respect of the Assets held in the Trust Account and deposited into the Income Account as provided in Section 4 of this Agreement. The Grantor hereby grants the Trustee a lien, right of set off and security interest in such funds and in such Income Account for the payment of any claim for compensation, reimbursement or indemnity hereunder, which has been billed but has not been paid to the Trustee within a reasonable period of time. The Grantor and the Beneficiary, jointly and severally, hereby indemnify the Trustee for, and hold it harmless against, any loss, liability, costs or expenses (including attorney’s fees and expenses) incurred or made without negligence, willful misconduct or lack of good faith on the part of the Trustee, arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, including any loss, liability, costs or expenses arising out of or in connection with the status of the Trustee and its nominee as the holder of record of the Assets. The Grantor hereby acknowledges that the foregoing indemnities shall survive the resignation or discharge of the Trustee or the termination of this Agreement.

(c)	Except as specifically provided for in paragraph (b) above, no Assets shall be withdrawn from the Trust Account or used in any manner for paying compensation to, or reimbursement or indemnification of, the Trustee.

8.	Resignation or Removal of the Trustee.

(a)	The Trustee may resign at any time by giving not less than 90 days written notice thereof to the Beneficiary and to the Grantor. The Trustee may be removed by the Grantor’s delivery of not less than 90 days written notice of removal to the Trustee and the Beneficiary. Such resignation or removal shall become effective on the acceptance of appointment by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account in accordance with paragraph (b) of this Section 8.

(b)

Upon receipt by the proper Parties of the Trustee’s notice of resignation or the Grantor’s notice of removal, the Grantor, with the prior written consent of the Beneficiary, which consent shall not be unreasonably withheld, shall appoint a successor Trustee. Any successor Trustee shall be a bank that is a member of the Federal Reserve System or chartered in the State of Massachusetts. Upon the acceptance of the appointment as Trustee hereunder by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account, the resignation or removal of the Trustee shall become effective. Thereupon, such successor Trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Trustee, and the resigning or removed Trustee shall be discharged from any future duties and obligations under this Agreement, but the resigning or removed Trustee shall continue to be entitled to the benefits of the indemnities provided herein for the Trustee as well as responsible for its obligations, acts and omissions taken while acting as Trustee.

9.	Termination of the Trust Account.

(a)	The Trust Account and this Agreement, except for the indemnities provided herein, may be terminated only after (i) the Grantor, with the prior written consent of the Beneficiary, which consent shall not be unreasonably withheld, has given the Trustee written notice of its intention to terminate the Trust Account (the “Notice of Intention”), and (ii) the Trustee has given the Grantor and the Beneficiary the written notice specified in paragraph (b) of this Section 9. The Notice of Intention shall specify the date on which the notifying Party intends the Trust Account to terminate (the “Proposed Date”).

(b)	Within three (3) days following receipt by the Trustee of the Notice of Intention, the Trustee shall give written notification (the “Termination Notice”) to the Beneficiary and the Grantor of the date (the “Termination Date”) on which the Trust Account shall terminate. The Termination Date shall be (a) the Proposed Date if the Proposed Date is at least 30 days but no more than 45 days subsequent to the date the Termination Notice is given; (b) 30 days subsequent to the date the Termination Notice is given, if the Proposed Date is fewer than 30 days subsequent to the date the Termination Notice is given; or (c) 45 days subsequent to the date the Termination Notice is given, if the Proposed Date is more than 45 days subsequent to the date the Termination Notice is given.

(c)	On the Termination Date, upon receipt of written approval of the Beneficiary, the Trustee shall transfer to the Grantor any Assets remaining in the Trust Account, at which time all liability of the Trustee with respect to such Assets shall cease.

10.	Representations and Warranties

(a)	The Trustee represents and warrants that the Trustee is a banking corporation, duly organized and validly existing and in good standing under the laws of the State of New York and has the requisite power and authority to carry on its respective business as now being conducted. The Trustee is duly qualified and authorized to do business and is in good standing in each jurisdiction where the Assets are maintained.

(b)

The Trustee represents and warrants that the Trustee has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective obligations under this Agreement. The execution, delivery and performance of this Agreement by the Trustee and the consummation of the transactions contemplated by this Agreement by the Trustee have been duly and validly authorized by all necessary corporate action on the part of the Trustee. This Agreement constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, or affecting creditors’ rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

(c)	The Trustee represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (1) violate or conflict with the Trustee’s corporate charter or by-laws; or (2) violate or conflict with any law or governmental regulation, or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to the Trustee.

(d)	The Grantor represents and warrants that the Grantor is a special purpose financial captive insurance company duly organized, validly existing and in good standing under the laws of the State of Vermont and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on the operations of its business as they are proposed to be conducted.

(e)	The Grantor represents and warrants that the Grantor has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by the Grantor of this Agreement, and the performance by the Grantor of its obligations under this Agreement, have been duly authorized by all necessary corporate action and do not require any further authorization, action or consent of the Grantor or its stockholder. This Agreement, when duly executed and delivered by the Grantor, subject to the due execution and delivery by the Parties hereto, will be a valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms, in each case subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting enforcement of creditors’ rights and to general equity principles.

(f)	The Grantor represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of the Grantor, or (b) violate any order, judgment, injunction, award or decree of any court, arbitrator or Governmental Authority against, or binding upon, or any agreement with, or condition imposed by, any Governmental Authority, foreign or domestic, binding upon the Grantor, except when any such violation would not have a material adverse effect on this Agreement or the consummation of the transactions contemplated hereby.

(g)	The Beneficiary represents and warrants that the Beneficiary is a life insurance company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all requisite corporate power and authority to carry on the operations of its business as they are now being conducted.

(h)	The Beneficiary represents and warrants that the Beneficiary has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by the Beneficiary of this Agreement, and the performance by the Beneficiary of its obligations under this Agreement, have been duly authorized by all necessary corporate action and do not require any further authorization, action or consent of the Beneficiary. This Agreement, when duly executed and delivered by the Beneficiary, subject to the due execution and delivery by the Parties hereto, will be a valid and binding obligation of the Beneficiary, enforceable against the Beneficiary in accordance with its terms, in each case subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting enforcement of creditors’ rights and to general equity principles.

(i)	The Beneficiary represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the respective terms and conditions hereof will not (a) violate any provision of the Articles of Incorporation or Bylaws of the Beneficiary, (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of, give any counterparty the right to terminate, or constitute a default under, any contract or other agreement to which the Beneficiary is a party, or (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or Governmental Authority against, or binding upon, or any agreement with, or condition imposed by, any Governmental Authority, foreign or domestic, binding upon the Beneficiary.

11.	Definitions.

Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both forms of such term are used in this Agreement):

The term “Affiliate” with respect to any corporation shall mean a corporation which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such corporation.

The term “Beneficiary” shall include any successor of the Beneficiary by operation of law including, without limitation, any liquidator, rehabilitator, receiver or conservator.

The term “Beneficiary Withdrawal Notice” means a notice substantially in the form of the specimen notice attached to this Agreement as Exhibit A.

The term “control” (including the related terms “controlled by” and “under common control with”) shall mean the ownership, directly or indirectly, of more than 10% of the voting stock of a corporation.

The term “Eligible Securities” means cash in United States dollars, certificates of deposit issued by a United States bank and payable in United States dollars, and investments permitted by M.G.L. c. 175 or any combination of the above, provided investments in or issued by an entity controlling, controlled by or under common control with either the Grantor or the Beneficiary shall not exceed 5% of total investments. Commercial paper and other obligations of institutions must be issued by a corporation (other than the Grantor or Beneficiary, or any Affiliate of either) which is organized and existing under the laws of the United States of America, unless otherwise allowed by M.G.L. c. 175. The Eligible Securities are further subject to and limited by, the investment guidelines set forth in the attached Schedule A to this Agreement.

The term “Governmental Authority” means any federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, authority or self-regulatory organization, board or body.

The term “Grantor Withdrawal Notice” means a notice substantially in the form of the specimen notice attached to this Agreement as Exhibit B.

The term “Parent” shall mean an institution that, directly or indirectly, controls another institution.

The term “person” shall mean and include an individual, a corporation, a partnership, an association, a trust, an unincorporated organization or a government or political subdivision thereof.

The term “Subsidiary” shall mean an institution controlled, directly or indirectly, by another institution.

The term “Substitution Notice” means a notice substantially in the form of the specimen notice attached to this Agreement as Exhibit C.

The term “Trust” shall mean the trust formed hereunder.

12.	Governing Law.

This Agreement shall be subject to and governed by the laws of the State of Massachusetts. Each party hereto hereby waives trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of or related to this agreement or the relationship established hereunder. This provision is a material inducement for the parties to enter into this Agreement. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The establishment and maintenance of the Trust Account, and all interests, duties and obligations with respect thereto, shall be governed by the laws of the State of Massachusetts.

13.	Successors and Assigns.

Except as expressly permitted by Section 8 of this Agreement, no Party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of both the Grantor and the Beneficiary. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

14.	Severability.

In the event that any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

15.	Entire Agreement.

This Agreement constitutes the entire agreement among the Parties, and there are no conditions or qualifications relative to this Agreement which are not fully expressed in this Agreement.

16.	Amendments.

This Agreement may be modified or otherwise amended, and the observance of any term of this Agreement may be waived, if such modification, amendment or waiver is in writing and signed by the Parties.

17.	Notices

Unless otherwise provided in this Agreement, any notice and other communication required or permitted hereunder shall be in writing and shall be (i) delivered personally, (ii) sent by electronic media (by SWIFT, emailed pdf or other similar and reliable means), or in the event that electronic transmission is unavailable for any reason, by facsimile transmission (and immediately after transmission confirmed by telephone), or (iii) sent by certified, registered or express mail, postage prepaid; provided, however, that any Party delivering a communication by facsimile transmission shall retain the electronically generated confirmation of delivery, showing the telephone number to which the transmission was sent and the date and time of the transmission. Any such notice shall be deemed given when so delivered personally, sent by electronic media or by facsimile transmission (and immediately after such facsimile transmission confirmed by telephone) or, if mailed, on the date shown on the receipt therefor, as follows:

if to the Grantor:

Prime Reinsurance Company, Inc.

c/o Marsh Management Services Inc.

100 Bank Street, Suite 600,

Burlington, Vermont 05402

Facsimile: (802) 864-0328

with copies to (which shall not constitute notice to the Grantor for purposes of this Section 17):

Robert Sullivan, Esq.

Susan Sutherland, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

(212) 735-3000

if to the Beneficiary:

Primerica Life Insurance Company

3120 Breckinridge Boulevard

Duluth, GA 30099-0001

Facsimile: (770) 564-6174

with copies to (which shall not constitute notice to the Beneficiary for purposes of this Section 17):

Donald B. Henderson, Jr., Esq.

Dewey & LeBoeuf LLP

1301 Avenue of the Americas

New York, NY 10019

(212) 259-8000

If to the Trustee:

The Bank of New York Mellon

101 Barclay Street

Mailstop: 101-0850

New York, New York 10286

Attention: Insurance Trust and Escrow Group/Patricia Scrivano

Facsimile: (732) 667-9536

Each Party may from time to time designate a different address for notices, directions, requests, demands, acknowledgments and other communications by giving written notice of such change to the other Parties.

18.	Headings. The headings of the Sections and the Table of Contents have been inserted for convenience of reference only and shall not be deemed to constitute a part of this Agreement.

19.	Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute but one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

PRIME REINSURANCE COMPANY, INC. as Grantor

By:	/s/ Reza Shah
Name: Reza Shah
Title: President

PRIMERICA LIFE INSURANCE COMPANY, as Beneficiary

By:	/s/ Dan Settle
Name: Daniel B. Settle
Title: Executive Vice President

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Sharon Bershaw
Name: Sharon Bershaw
Title: Vice President